UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Washington Prime Group Inc.*

(Exact name of registrant as specified in its charter)

Indiana	046-4323686
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7315 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.125% Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share	The New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	The New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

*On January 15, 2015, Washington Prime Group Inc. will begin doing business as WP GLIMCHER

Securities Act registration statement file number to which this form relates:  333-199626

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
None

Item 1.   Description of Securities To Be Registered.

A description of the 8.125% Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share, the 7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share and the 6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Washington Prime Group Inc. (the “Company”), is set forth under “Description of WPG Capital Stock” in the Company’s Registration Statement on Form S-4 (File. No. 333-199626) initially filed with the Securities and Exchange Commission on October 28, 2014, and amended on November 24, 2014, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 16, 2014, by and among Washington Prime Group Inc., Washington Prime Group, L.P., WPG Subsidiary Holdings I, LLC, WPG Subsidiary Holdings II Inc., Glimcher Realty Trust and Glimcher Properties Limited Partnership. (incorporated by reference to Annex A to the proxy statement/prospectus filed as part of the Registration Statement on Form S-4 filed October 28, 2014 (Commission File No. 333-199626))

3.1

Amended and Restated Articles of Incorporation of Washington Prime Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed October 28, 2014 (Commission File No. 333-199626))

3.2

Amended and Restated Bylaws of Washington Prime Group Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed October 28, 2014 (Commission File No. 333-199626))

4.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation Setting Forth the Terms of Series G Cumulative Redeemable Preferred Stock of Washington Prime Group Inc.*
4.2	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation Setting Forth the Terms of Series H Cumulative Redeemable Preferred Stock of Washington Prime Group Inc.*
4.3	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation Setting Forth the Terms of Series I Cumulative Redeemable Preferred Stock of Washington Prime Group Inc.*

* Filed herewith

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Washington Prime Group Inc.

Date: January 14, 2015

By:	/s/ Robert P. Demchak
Name: Robert P. Demchak
Title: Secretary and General counsel

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